Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations – Lauren Hoyt-Williams, (813) 351-9203
investor.lpl.com/contactus.cfm
LPL Financial Announces Second Quarter 2021 Results

Key Financial Results
•Diluted earnings per share ("EPS") increased 15% year-over-year to $1.46.
◦Net Income increased 17% year-over-year to $119 million.
•EPS Prior to Amortization of Intangible Assets and Acquisition Costs* increased 30% year-over-year to $1.85.
◦Gross Profit* increased 23% year-over-year to $602 million.
◦Core G&A* increased 13% year-over-year to $252 million.
◦EBITDA* increased 18% year-over-year to $243 million and EBITDA* as a percentage of Gross Profit* was 40%.

Key Business Results
•Total Advisory and Brokerage Assets increased 46% year-over-year to $1.1 trillion.
◦Advisory assets increased 54% year-over-year to $578 billion.
◦Advisory assets as a percentage of total assets increased to 51.9%, up from 49.3% a year ago.
•Total Organic Net New Assets were $37 billion, translating to 16% annualized growth, and $95 billion over the past twelve months, translating to 12% annualized growth.
◦Organic net new advisory assets were $21 billion, translating to 17% annualized growth.
◦Organic net new brokerage assets were $16 billion, translating to 14% annualized growth.
•Acquired Net New Assets were $69 billion, of which $35 billion were brokerage and $33 billion were advisory, from the acquisition of the wealth management business of Waddell & Reed.
•Recruited Assets(1) were $35 billion, more than triple a year ago.
◦Recruited Assets over the trailing twelve-months were $80 billion, more than double a year ago.
•Business Solutions subscriptions increased to approximately 2,100, up 400 sequentially and more than double a year ago.
◦Annualized revenue from Business Solutions increased to approximately $20 million, up by 54% year-over-year.
•Advisor count(2) was 19,114, up 1,442 sequentially and 2,141 year-over-year.
◦This included the addition of over 900 advisors from Waddell & Reed and over 200 advisors from M&T.
•Total client cash balances were $48.4 billion, an increase of $0.1 billion sequentially.
◦Client cash balances as a percentage of total assets were 4.4%.

*See page 14 and the end notes to this release for further details about these non-GAAP financial measures.

Key Updates
•Acquisition of Waddell & Reed’s Wealth Management business
◦Closed the acquisition on April 30, 2021.
◦Onboarded advisors serving approximately 98% of client assets, equivalent to approximately $69 billion.
◦Estimated run-rate EBITDA increased to $85 million+.
•Large financial institutions
◦BMO Harris Financial Advisors ("BMO"): Onboarded $3.1 billion of brokerage assets in Q2, which substantially completes the onboarding of BMO’s approximate $15 billion total assets.
◦M&T Bank: Onboarded the retail brokerage and advisory business of M&T Bank, with $21.9 billion total assets, of which $15.6 billion assets transitioned onto our platform in Q2. The remaining $6.3 billion of assets are held directly with sponsors and expected to onboard over the next several months.
◦CUNA Brokerage Services, Inc. ("CBSI"): Signed an agreement with CBSI to join LPL’s platform. CBSI supports over 500 advisors serving approximately $36 billion in brokerage and advisory assets** and expects to onboard in early 2022.
•Share repurchases
◦The Company plans to restart share repurchases in Q3 2021, initially focused on offsetting dilution, with an estimated $40 million per quarter.

Key Capital and Liquidity Results
•Corporate Cash(3) was $278 million.
•Leverage Ratio(4) was 2.26x.
•Dividends paid of $20 million.
•On May 18, 2021, issued $400 million of senior unsecured notes related to the acquisition of Waddell & Reed’s wealth management business.

SAN DIEGO - July 29, 2021 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its second quarter ended June 30, 2021, reporting net income of $119 million, or $1.46 per share. This compares with $102 million, or $1.27 per share, in the second quarter of 2020 and $130 million, or $1.59 per share, in the prior quarter.
"Over the past quarter, we remained focused on our mission of taking care of our advisors, so they can take of their clients,” said Dan Arnold, President and CEO. “This focus positioned us to continue enhancing the appeal of our model, which contributed to another quarter of solid recruiting, retention, and business growth. As we look ahead, we aim to continue investing in our model and increasing our market share within the advisor-centered marketplace.”
“We delivered another quarter of strong results”, said Matt Audette, CFO. “We drove new highs for assets and organic growth while also completing the onboarding of BMO, M&T and Waddell & Reed. Looking ahead, our business momentum and financial strength position us well to continue serving our clients, growing our business, and creating long-term shareholder value.”

Dividend Declaration
The Company's Board of Directors declared a $0.25 per share dividend to be paid on August 27, 2021 to all stockholders of record as of August 13, 2021.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, July 29. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 5050359, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until August 5, and August 19, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 5050359.

**Including approximately $4.4 billion of assets on third party management platforms, which LPL does not include in its reporting of total advisory and brokerage assets.

About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) was founded on the principle that the firm should work for the advisor, and not the other way around. Today, LPL is a leader* in the markets we serve, supporting more than 19,000 financial advisors, and approximately 800 institution-based investment programs and 450 independent RIA firms nationwide. We are steadfast in our commitment to the advisor-centered model and the belief that Americans deserve access to objective guidance from a financial advisor. At LPL, independence means that advisors have the freedom they deserve to choose the business model, services, and technology resources that allow them to run their perfect practice. And they have the freedom to manage their client relationships, because they know their clients best. Simply put, we take care of our advisors, so they can take care of their clients.
* Top RIA custodian (Cerulli Associates, 2019 U.S. RIA Marketplace Report)
No. 1 Independent Broker-Dealer in the U.S (Based on total revenues, Financial Planning magazine June 1996-2020)
No. 1 provider of third-party brokerage services to banks and credit unions (2019-2020 Kehrer Bielan Research & Consulting Annual TPM Report)
Fortune 500 as of June 2021

Securities and Advisory services offered through LPL Financial LLC ("LPL Financial"), a registered investment advisor. Member FINRA/SIPC. We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.

Forward-Looking Statements
Statements in this press release regarding:

•the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2021 Core G&A* outlook) and the Company's intent to restart share repurchases;
•future capabilities, future advisor service experience, future investments and capital deployment, long-term shareholder value and the planned integration of Waddell & Reed's wealth management business (the “Waddell & Reed Acquisition”); and
•any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements.

These forward-looking statements are based on the Company's historical performance and its plans, estimates and expectations as of July 29, 2021. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause actual financial or operating results, levels of activity or the timing of events to be materially different from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's strategy and success in managing client cash program fees;
•changes in the growth and profitability of the Company's fee-based business;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenues;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions;
•whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations and the implementation of Regulation BI (Best Interest);
•the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves;
•changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs;
•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements and efficiencies expected to result from its initiatives, acquisitions and programs;
•the effects of the COVID-19 pandemic, including efforts to contain it;
•the successful onboarding of advisors and client assets in connection with the Waddell & Reed Acquisition; and
•the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2020 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30,	March 31,		June 30,
	2021	2021	% Change	2020	% Change
REVENUES
Advisory	$846,313	$722,046	17%	$523,370	62%
Commission	598,233	557,229	7%	427,453	40%
Asset-based	279,620	264,706	6%	247,067	13%
Transaction and fee	137,100	140,944	(3%)	119,478	15%
Interest income	6,914	6,518	6%	6,540	6%
Other	30,078	16,174	86%	42,751	(30%)
Total revenues	1,898,258	1,707,617	11%	1,366,659	39%
EXPENSES
Advisory and commission	1,273,202	1,108,899	15%	859,847	48%
Compensation and benefits	183,853	161,540	14%	143,320	28%
Promotional	64,349	54,181	19%	44,540	44%
Depreciation and amortization	36,704	35,499	3%	26,890	36%
Amortization of intangible assets	19,925	17,431	14%	16,689	19%
Occupancy and equipment	41,452	43,584	(5%)	43,066	(4%)
Professional services	22,500	15,625	44%	13,620	65%
Brokerage, clearing and exchange	23,459	19,364	21%	18,565	26%
Communications and data processing	14,930	11,993	24%	14,361	4%
Other	31,064	24,900	25%	22,194	40%
Total operating expenses	1,711,438	1,493,016	15%	1,203,092	42%
Non-operating interest expense and other	25,171	25,059	—%	26,289	(4%)
Loss on extinguishment of debt	—	24,400	n/m	—	—%
INCOME BEFORE PROVISION FOR INCOME TAXES	161,649	165,142	(2%)	137,278	18%
PROVISION FOR INCOME TAXES	42,548	35,522	20%	35,616	19%
NET INCOME	$119,101	$129,620	(8%)	$101,662	17%
EARNINGS PER SHARE
Earnings per share, basic	$1.49	$1.63	(9%)	$1.29	16%
Earnings per share, diluted	$1.46	$1.59	(8%)	$1.27	15%
Weighted-average shares outstanding, basic	80,063	79,697	—%	78,940	1%
Weighted-average shares outstanding, diluted	81,728	81,622	—%	80,127	2%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2021	2020	% Change
REVENUES
Advisory	$1,568,359	$1,102,397	42%
Commission	1,155,462	930,897	24%
Asset-based	544,326	532,573	2%
Transaction and fee	278,044	256,574	8%
Interest income	13,432	16,082	(16%)
Other	46,252	(8,467)	n/m
Total revenues	3,605,875	2,830,056	27%
EXPENSES
Advisory and commission	2,382,101	1,730,642	38%
Compensation and benefits	345,393	290,122	19%
Promotional	118,530	101,938	16%
Depreciation and amortization	72,203	53,534	35%
Amortization of intangible assets	37,356	33,259	12%
Occupancy and equipment	85,036	82,612	3%
Professional services	38,125	28,225	35%
Brokerage, clearing and exchange	42,823	35,589	20%
Communications and data processing	26,923	25,196	7%
Other	55,964	48,422	16%
Total operating expenses	3,204,454	2,429,539	32%
Non-operating interest expense and other	50,230	55,607	(10%)
Loss on extinguishment of debt	24,400	—	100%
INCOME BEFORE PROVISION FOR INCOME TAXES	326,791	344,910	(5%)
PROVISION FOR INCOME TAXES	78,070	87,607	(11%)
NET INCOME	$248,721	$257,303	(3%)
EARNINGS PER SHARE
Earnings per share, basic	$3.11	$3.25	(4%)
Earnings per share, diluted	$3.05	$3.19	(4%)
Weighted-average shares outstanding, basic	79,880	79,223	1%
Weighted-average shares outstanding, diluted	81,608	80,659	1%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	June 30, 2021	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$906,720	$839,144	$808,612
Cash segregated under federal and other regulations	741,432	839,428	923,158
Restricted cash	78,648	73,507	67,264
Receivables from:
Clients, net of allowance	531,784	453,132	405,106
Product sponsors, broker-dealers and clearing organizations	275,189	240,465	233,192
Advisor loans, net of allowance	776,513	558,144	547,372
Others, net of allowance	371,240	351,443	306,640
Securities owned:
Trading — at fair value	30,169	47,964	29,252
Held-to-maturity — at amortized cost	10,708	11,972	13,235
Securities borrowed	13,395	13,565	30,130
Fixed assets, net of accumulated depreciation and amortization	600,763	588,736	582,868
Operating lease assets	96,844	99,306	101,921
Goodwill	1,646,631	1,513,866	1,513,866
Intangible assets, net of accumulated amortization	486,355	383,794	397,486
Deferred income taxes, net	24,364	24,246	24,112
Other assets	629,261	576,699	539,357
Total assets	$7,220,016	$6,615,411	$6,523,571
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$154,230	$151,397	$178,403
Payables to clients	1,329,397	1,294,664	1,356,083
Payables to broker-dealers and clearing organizations	109,089	125,563	89,743
Accrued advisory and commission expenses payable	215,107	195,044	187,040
Accounts payable and accrued liabilities	747,669	655,787	681,554
Income taxes payable	5,718	58,546	28,145
Unearned revenue	135,600	123,152	95,328
Securities sold, but not yet purchased — at fair value	1,398	1,316	206
Long-term and other borrowings, net	2,727,336	2,332,809	2,345,414
Operating lease liabilities	133,321	136,419	139,377
Finance lease liabilities	106,239	106,393	107,424
Total liabilities	5,665,104	5,181,090	5,208,717
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 128,431,247 shares issued at June 30, 2021 and 127,585,764 shares issued at December 31, 2020	128	128	127
Additional paid-in capital	1,808,135	1,787,095	1,762,770
Treasury stock, at cost — 48,203,446 shares at June 30, 2021 and 48,115,037 shares at December 31, 2020	(2,407,035)	(2,406,221)	(2,391,062)
Retained earnings	2,153,684	2,053,319	1,943,019
Total stockholders’ equity	1,554,912	1,434,321	1,314,854
Total liabilities and stockholders’ equity	$7,220,016	$6,615,411	$6,523,571

LPL Financial Holdings Inc.
Management's Statements of Operations(5)
(In thousands, except per share data)
(Unaudited)
Certain information presented on pages 8-14 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 14 of this release.

	Quarterly Results
	Q2 2021	Q1 2021	% Change	Q2 2020	% Change
Gross Profit(6)
Advisory	$846,313	$722,046	17%	$523,370	62%
Sales-based commissions	249,596	236,273	6%	159,512	56%
Trailing commissions	348,637	320,956	9%	267,941	30%
Advisory fees and commissions	1,444,546	1,279,275	13%	950,823	52%
Production-based payout(7)	(1,247,321)	(1,095,377)	14%	(819,953)	52%
Advisory fees and commissions, net of payout	197,225	183,898	7%	130,870	51%
Client cash	90,377	97,104	(7%)	116,266	(22%)
Other asset-based(8)	189,243	167,602	13%	130,801	45%
Transaction and fee	137,100	140,944	(3%)	119,478	15%
Interest income and other, net(9)	11,111	9,170	21%	9,397	18%
Total net advisory fees and commissions and attachment revenue	625,056	598,718	4%	506,812	23%
Brokerage, clearing and exchange expense	(23,459)	(19,364)	21%	(18,565)	26%
Gross Profit(6)	601,597	579,354	4%	488,247	23%

G&A Expense
Core G&A(10)	251,679	236,263	7%	222,406	13%
Regulatory charges	7,416	7,595	(2%)	6,115	21%
Promotional (ongoing)(12)(42)	64,135	54,181	18%	44,540	44%
Acquisition costs(12)	23,782	2,429	n/m	—	100%
Employee share-based compensation	11,136	11,356	(2%)	8,040	39%
Total G&A	358,148	311,823	15%	281,101	27%
EBITDA(11)	243,449	267,531	(9%)	207,146	18%
Depreciation and amortization	36,704	35,499	3%	26,890	36%
Amortization of intangible assets	19,925	17,431	14%	16,689	19%
Non-operating interest expense and other	25,171	25,059	—%	26,289	(4%)
Loss on extinguishment of debt	—	24,400	n/m	—	—%
INCOME BEFORE PROVISION FOR INCOME TAXES	161,649	165,142	(2%)	137,278	18%
PROVISION FOR INCOME TAXES	42,548	35,522	20%	35,616	19%
NET INCOME	$119,101	$129,620	(8%)	$101,662	17%
Earnings per share, diluted	$1.46	$1.59	(8%)	$1.27	15%
Weighted-average shares outstanding, diluted	81,728	81,622	—%	80,127	2%
EPS Prior to Amortization of Intangible Assets and Acquisition Costs(41)	$1.85	$1.77	5%	$1.42	30%

LPL Financial Holdings Inc.
Operating Metrics(5)
(Dollars in billions, except where noted)
(Unaudited)

	Q2 2021	Q1 2021	Change	Q2 2020	Change
Market Drivers
S&P 500 Index (end of period)	4,298	3,973	8%	3,100	39%
Fed Funds Daily Effective Rate (FFER) (average bps)	7	8	(1bps)	6	1bps

Advisory and Brokerage Assets
Advisory Assets(13)	$577.6	$496.7	16%	$375.3	54%
Brokerage Assets(14)	534.7	461.6	16%	386.4	38%
Total Advisory and Brokerage Assets	$1,112.3	$958.3	16%	$761.7	46%
Advisory as a % of Total Advisory and Brokerage Assets	51.9%	51.8%	10bps	49.3%	260bps

Assets by Platform
Corporate Platform Advisory Assets(15)	$383.6	$317.5	21%	$233.5	64%
Hybrid Platform Advisory Assets(16)	194.0	179.2	8%	141.9	37%
Brokerage Assets	534.7	461.6	16%	386.4	38%
Total Advisory and Brokerage Assets	$1,112.3	$958.3	16%	$761.7	46%

Centrally Managed Assets
Centrally Managed Assets(17)	$84.7	$77.0	10%	$54.4	56%
Centrally Managed as a % of Total Advisory Assets	14.7%	15.5%	(80)bps	14.5%	20bps

LPL Financial Holdings Inc.
Operating Metrics(5)
(Dollars in billions, except where noted)
(Unaudited)

	Q2 2021	Q1 2021	Change	Q2 2020	Change
Net New Assets (NNA)
Net New Advisory Assets(18)	$54.9	$22.7	n/m	$10.2	n/m
Net New Brokerage Assets(19)	51.1	6.2	n/m	2.8	n/m
Total Net New Assets	$106.0	$28.9	n/m	$13.0	n/m

Organic Net New Assets (NNA)(20)
Organic Net New Advisory Assets	$21.4	$22.7	n/m	$10.2	n/m
Organic Net New Brokerage Assets	15.6	6.2	n/m	2.8	n/m
Total Organic Net New Assets	$37.1	$28.9	n/m	$13.0	n/m

Net Brokerage to Advisory Conversions(21)	$3.2	$3.3	n/m	$1.6	n/m
Organic Advisory NNA Annualized Growth(22)	17.3%	19.7%	n/m	12.7%	n/m
Total Organic NNA Annualized Growth(22)	15.5%	12.8%	n/m	7.8%	n/m

Net New Advisory Assets
Corporate Platform Net New Advisory Assets(23)	$49.0	$17.1	n/m	$6.2	n/m
Hybrid Platform Net New Advisory Assets(24)	6.0	5.6	n/m	4.0	n/m
Total Net New Advisory Assets	$54.9	$22.7	n/m	$10.2	n/m
Centrally Managed Net New Advisory Assets(25)	$4.0	$7.8	n/m	$1.3	n/m

Client Cash Balances
Insured Cash Account Balances	$34.1	$37.4	(9%)	$33.1	3%
Deposit Cash Account Balances	7.6	7.9	(4%)	7.7	(1%)
Total Bank Sweep Balances	41.7	45.3	(8%)	40.8	2%
Money Market Account Cash Balances	5.0	1.3	285%	1.6	213%
Purchased Money Market Funds	1.7	1.6	6%	2.8	(39%)
Total Money Market Balances	6.7	3.0	123%	4.5	49%
Total Client Cash Balances	$48.4	$48.3	—%	$45.3	7%
Client Cash Balances as a % of Total Assets	4.4%	5.0%	(60bps)	5.9%	(150bps)

Client Cash Balance Average Fees(26)
Insured Cash Account Average Fee - bps	98	99	(1)	127	(29)
Deposit Cash Account Average Fee - bps	24	29	(5)	31	(7)
Money Market Account Average Fee - bps	1	3	(2)	16	(15)
Purchased Money Market Fund Average Fee - bps	9	9	—	27	(18)
Total Client Cash Balance Average Fee - bps	77	81	(4)	100	(23)

Net Buy (Sell) Activity(27)	$18.1	$17.4	n/m	$12.5	n/m

LPL Financial Holdings Inc.
Monthly Metrics(5)
(Dollars in billions, except where noted)
(Unaudited)

	June 2021	May 2021	May to June Change	April 2021	March 2021
Advisory and Brokerage Assets
Advisory Assets(13)	$577.6	$559.0	3%	$550.5	$496.7
Brokerage Assets(14)	534.7	515.1	4%	512.7	461.6
Total Advisory and Brokerage Assets	$1,112.3	$1,074.1	4%	$1,063.2	$958.3

Net New Assets (NNA)
Net New Advisory Assets(18)	$11.2	$5.7	n/m	$38.0	$12.5
Net New Brokerage Assets(19)	14.8	0.4	n/m	35.9	6.9
Total Net New Assets	$26.0	$6.1	n/m	$73.8	$19.4
Net Brokerage to Advisory Conversions(21)	$0.9	$1.0	n/m	$1.3	$1.2

Client Cash Balances
Insured Cash Account Balances	$34.1	$34.5	(1%)	$35.0	$37.4
Deposit Cash Account Balances	7.6	7.6	—%	7.5	7.9
Total Bank Sweep Balances	41.7	42.0	(1%)	42.5	45.3
Money Market Account Cash Balances	5.0	4.3	16%	3.7	1.3
Purchased Money Market Funds	1.7	1.5	13%	1.5	1.6
Total Money Market Balances	6.7	5.8	16%	5.2	3.0
Total Client Cash Balances	$48.4	$47.8	1%	$47.7	$48.3

Net Buy (Sell) Activity(27)	$6.0	$5.2	n/m	$6.9	$6.9

Market Indices
S&P 500 Index (end of period)	4,298	4,204	2%	4,181	3,973
Fed Funds Effective Rate (average bps)	8	6	2bps	7	7

LPL Financial Holdings Inc.
Financial Measures(5)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2021	Q1 2021	Change	Q2 2020	Change
Commission Revenues by Product
Annuities	$305,100	$280,776	9%	$217,637	40%
Mutual funds	195,688	173,150	13%	133,800	46%
Fixed income	34,862	32,162	8%	18,463	89%
Equities	30,517	38,911	(22%)	27,985	9%
Other	32,066	32,230	(1%)	29,568	8%
Total commission revenues	$598,233	$557,229	7%	$427,453	40%

Commission Revenues by Sales-based and Trailing Commission
Sales-based commissions
Annuities	$112,619	$95,539	18%	$64,287	75%
Mutual funds	50,250	47,279	6%	29,716	69%
Fixed income	34,862	32,162	8%	18,463	89%
Equities	30,517	38,911	(22%)	27,985	9%
Other	21,348	22,382	(5%)	19,061	12%
Total sales-based commissions	$249,596	$236,273	6%	$159,512	56%
Trailing commissions
Annuities	$192,481	$185,237	4%	$153,350	26%
Mutual funds	145,438	125,871	16%	104,084	40%
Other	10,718	9,848	9%	10,507	2%
Total trailing commissions	$348,637	$320,956	9%	$267,941	30%
Total commission revenues	$598,233	$557,229	7%	$427,453	40%

Payout Rate	86.35%	85.62%	73bps	86.24%	11bps

LPL Financial Holdings Inc.
Capital Management Measures(5)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2021		Q1 2021		Q4 2020
Corporate Cash(3)
Cash at Parent	$170,258		$286,156		$201,385
Excess Cash at LPL Financial per Credit Agreement	74,152		41,941		67,574
Other Available Cash	33,983		12,177		10,960
Total Corporate Cash	$278,393		$340,274		$279,919

Leverage Ratio
Total Debt	$2,753,950		$2,356,625		$2,359,300
Total Corporate Cash	278,393		340,274		279,919
Credit Agreement Net Debt	$2,475,557		$2,016,351		$2,079,381
Credit Agreement EBITDA (trailing twelve months)(28)	$1,094,465		$954,752		$961,225
Leverage Ratio	2.26	x	2.11	x	2.16	x

	June 30, 2021
Total Debt	Balance	Current Applicable Margin	Yield At Issuance	Interest Rate	Maturity
Revolving Credit Facility(a)	$—	ABR+25bps		—%	3/15/2026
Broker-Dealer Revolving Credit Facility(b)	—	FFR+125bps		—%	7/31/2024
Senior Secured Term Loan B	1,053,950	LIBOR+175 bps(c)		1.854%	11/12/2026
Senior Unsecured Notes(d)	400,000	4.625% Fixed	4.625%	4.625%	11/15/2027
Senior Unsecured Notes(e)	900,000	4.000% Fixed	4.000%	4.000%	3/15/2029
Senior Unsecured Notes(f)	400,000	4.375% Fixed	4.375%	4.375%	5/15/2031
Total / Weighted Average	$2,753,950			3.324%

(a)Secured borrowing capacity of $1 billion at LPL Holdings, Inc. (the "Parent").
(b)Unsecured borrowing capacity of $300 million at LPL Financial LLC.
(c)The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.
(d)The Senior Unsecured Notes were issued in November 2019 at par.
(e)The Senior Unsecured Notes were issued in March 2021 at par.
(f)The Senior Unsecured Notes were issued in May 2021 at par.

LPL Financial Holdings Inc.
Key Business and Financial Metrics(5)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2021		Q1 2021		Change		Q2 2020		Change
Advisors
Advisors	19,114		17,672		8%		16,973		13%
Net New Advisors	1,442		385		n/m		210		n/m
Annualized advisory fees and commissions per Advisor(29)	$314		$293		7%		$226		39%
Average Total Assets per Advisor ($ in millions)(30)	$58.2		$54.2		7%		$44.9		30%
Transition assistance loan amortization ($ in millions)(31)	$34.7		$30.2		15%		$28.6		21%
Total client accounts (in millions)	6.7		6.1		10%		5.8		16%

Employees - period end	5,344		4,815		11%		4,585		17%

Productivity Metrics
Business Solutions Subscriptions(32)	2,100		1,700		24%		950		121%
Advisory Revenues as a % of Corporate Advisory Assets(33)	1.00%		1.01%		(1	bps)	1.02%		(2	bps)
Gross Profit ROA(34)	24.3	bps	25.2	bps	(0.9	bps)	29.3	bps	(5.0	bps)
OPEX as a % of Advisory and Brokerage Assets(35)	16.0	bps	16.7	bps	(0.7	bps)	18.2	bps	(2.2	bps)
EBIT ROA(36)	8.3	bps	8.5	bps	(0.2	bps)	11.1	bps	(2.8	bps)
AUM Retention Rate (quarterly annualized)(37)	98.4%		98.1%		30	bps	98.7%		(30	bps)
Recurring Gross Profit Rate(38)	83.2%		82.4%		80	bps	86.8%		(360	bps)
EBITDA as a % of Gross Profit	40.5%		46.2%		(570	bps)	42.4%		(190	bps)

Capital Expenditure ($ in millions)(39)	$43.9		$41.1		7%		$37.9		16%

Share Repurchases ($ in millions)	$—		$—		—%		$—		—%
Dividends ($ in millions)	20.0		20.0		—%		19.7		2%
Total Capital Allocated ($ in millions)	$20.0		$20.0		—%		$19.7		2%
Weighted-average Share Count, Diluted	81.7		81.6		—%		80.1		2%
Total Capital Allocated per Share(40)	$0.25		$0.25		—%		$0.25		—%
Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS Prior to Amortization of Intangible Assets and Acquisition Costs
EPS Prior to Amortization of Intangible Assets and Acquisition Costs is defined as GAAP EPS plus the per share impact of amortization of intangible assets and acquisition costs. The per share impact is calculated as amortization of intangible assets expense and acquisition costs, net of applicable tax benefit, divided by the number of shares outstanding for the applicable period. The Company presents EPS Prior to Amortization of Intangible Assets and Acquisition Costs because management believes that the metric can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items and acquisition costs that management does not believe impact the Company’s ongoing operations. EPS Prior to Amortization of Intangible Assets and

Acquisition Costs is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to GAAP EPS or any other performance measure derived in accordance with GAAP. For a reconciliation of EPS Prior to Amortization of Intangible Assets and Acquisition Costs to GAAP EPS, please see footnote 41 on page 19 of this release.
Gross Profit
Gross Profit is calculated as total revenues, which were $1,898 million for the three months ended June 30, 2021, less advisory and commission expenses and brokerage, clearing and exchange fees, which were $1,273 million and $23 million, respectively for the three months ended June 30, 2021. All other expense categories, including depreciation and amortization of fixed assets and amortization of intangible assets, are considered general and administrative in nature. Because the Company’s Gross Profit amounts do not include any depreciation and amortization expense, the Company considers Gross Profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that Gross Profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of Gross Profit, please see footnote 6 on page 16 of this release.
Core G&A

Core G&A consists of total operating expenses, which were $1,711 million for the three months ended June 30, 2021, excluding the following expenses: advisory and commission, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, brokerage, clearing and exchange and acquisition costs. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission expenses, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A to the Company’s total operating expenses, please see footnote 10 on page 17 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as advisory and commission expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort.
EBITDA
EBITDA is defined as net income plus interest and other expense, income tax expense, depreciation and amortization, amortization of intangible assets, and loss on extinguishment of debt. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments. For a reconciliation of EBITDA to net income, please see footnote 11 on page 17 of this release.
Credit Agreement EBITDA

Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization, and amortization of intangible assets, and is further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. In addition, the Company’s calculation of Credit Agreement EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments, and types of adjustments made by such companies. For a reconciliation of Credit Agreement EBITDA to net income, please see footnote 28 on page 18 of this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial, associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters, including the initial quarter of the transition, and the actual amount transitioned may vary from the estimate.
(2) The terms “Financial Advisors” and “Advisors” refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial, an SEC registered broker-dealer and investment adviser.
(3) We define corporate cash as the sum of cash and cash equivalents from the following: (1) Cash held at the Parent, (2) Excess cash at LPL Financial per the Credit Agreement, which is the net capital held at LPL Financial in excess of 10% of its aggregate debits, or five times the net capital required in accordance with Exchange Act Rule 15c3-1, and (3) Other available cash, which includes cash and cash equivalents held at the Private Trust Company in excess of Credit Agreement capital requirements, excess cash at Waddell & Reed, LLC per the Credit Agreement, or the net capital held in excess of 10% of its aggregate indebtedness, and cash and cash equivalents held at non-regulated subsidiaries.
(4) Compliance with the Leverage Ratio is only required under our revolving credit facility.
(5) Certain information presented on pages 8-14 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” that begins on page 14 of this release.
(6) Gross Profit is a non-GAAP financial measure. Please see a description of Gross Profit under "Non-GAAP Financial Measures" on page 14 of this release for additional information. Below is a calculation of Gross Profit for the periods presented (in thousands):

	Q2 2021	Q1 2021	Q2 2020
Total revenues	$1,898,258	$1,707,617	$1,366,659
Advisory and commission expenses	1,273,202	1,108,899	859,847
Brokerage, clearing and exchange fees	23,459	19,364	18,565
Gross profit(+)	$601,597	$579,354	$488,247
____________________
(+)    Balances may not foot due to rounding.
(7) Production-based payout is an operating measure calculated as advisory and commission expenses less advisor deferred compensation expenses. Below is a reconciliation of production-based payout against the Company’s advisory and commission expenses for the periods presented (in thousands):

	Q2 2021	Q1 2021	Q2 2020
Production-based payout	$1,247,321	$1,095,377	$819,953
Advisor deferred compensation expenses	25,881	13,522	39,894
Advisory and commission expenses	$1,273,202	$1,108,899	$859,847
(8) Consists of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from client cash programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's Unaudited Condensed Consolidated Statements of Income.
(9) Interest income and other, net is an operating measure calculated as interest income plus other revenues, less advisor deferred compensation expenses. Below is a reconciliation of interest income and other, net against the Company’s interest income and other revenues for the periods presented (in thousands):

	Q2 2021	Q1 2021	Q2 2020
Interest income	$6,914	$6,518	$6,540
Plus: Other revenue	30,078	16,174	42,751
Less: Advisor deferred compensation expenses	(25,881)	(13,522)	(39,894)
Interest income and other, net	$11,111	$9,170	$9,397

(10) Core G&A is a non-GAAP financial measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 14 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expenses for the periods presented (in thousands):

	Q2 2021	Q1 2021	Q2 2020
Core G&A Reconciliation
Total operating expenses	$1,711,438	$1,493,016	$1,203,092
Advisory and commission	1,273,202	1,108,899	859,847
Depreciation and amortization	36,704	35,499	26,890
Amortization of intangible assets	19,925	17,431	16,689
Brokerage, clearing and exchange expense	23,459	19,364	18,565
Total G&A	358,148	311,823	281,101
Promotional (ongoing)(12)(42)	64,135	54,181	44,540
Acquisition costs(12)	23,782	2,429	—
Employee share-based compensation	11,136	11,356	8,040
Regulatory charges	7,416	7,595	6,115
Core G&A	$251,679	$236,263	$222,406
(11) EBITDA is a non-GAAP financial measure. Please see a description of EBITDA under "Non-GAAP Financial Measures" on page 14 of this release for additional information. Below is a reconciliation of EBITDA against the Company's net income for the periods presented (in thousands):

	Q2 2021	Q1 2021	Q2 2020
EBITDA Reconciliation
Net income	$119,101	$129,620	$101,662
Non-operating interest expense and other	25,171	25,059	26,289
Provision for income taxes	42,548	35,522	35,616
Loss on extinguishment of debt	—	24,400	—
Depreciation and amortization	36,704	35,499	26,890
Amortization of intangible assets	19,925	17,431	16,689
EBITDA	$243,449	$267,531	$207,146
(12) Acquisition costs include the cost to setup, onboard and integrate acquired entities and primarily include $13.9 million of compensation and benefits expenses, $6.3 million of professional services expenses, $1.6 million of occupancy and equipment expenses, $1.2 million of communications expenses, and other expenses that are included in the respective line items in the Condensed Consolidated Statements of Income.
(13) Consists of total advisory assets under custody at LPL Financial and Waddell & Reed, LLC.
(14) Consists of brokerage assets serviced by advisors licensed with LPL Financial and Waddell & Reed, LLC.
(15) Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial or Allen & Company.
(16) Consists of total assets on LPL Financial's independent advisory platform serviced by investment advisor representatives of separate registered investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.
(17) Represents those advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(18) Consists of total client deposits into advisory accounts, including advisory assets serviced by BMO Harris Financial Advisors, Lucia and E.K. Riley advisors, less total client withdrawals from advisory accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage accounts as deposits and withdrawals, respectively.
(19) Consists of total client deposits into brokerage accounts, less total client withdrawals from brokerage accounts, plus dividends, plus interest. The Company considers conversions from and to advisory accounts as deposits and withdrawals, respectively.

(20) Consists of net new assets excluding the acquisition of Waddell & Reed.
(21) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(22) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets. See FN 20.
(23) Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform less total client withdrawals from advisory accounts on its corporate advisory platform, plus dividends, plus interest, minus advisory fees. See FN 15.
(24) Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform less total client withdrawals from advisory accounts on its independent advisory platform, plus dividends, plus interest, minus advisory fees. See FN 16.
(25) Consists of total client deposits into centrally managed assets accounts less total client withdrawals from centrally managed assets accounts, plus dividends, plus interest, minus advisory fees. See FN 17.
(26) Calculated by dividing revenue for the period by the average balance during the period.
(27) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial. Reported activity does not include any other cash activity, such as deposits, withdrawals, dividends received or fees paid.
(28) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under “Non-GAAP Financial Measures” on page 14 of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter, and in doing so may make further adjustments to prior quarters. Below are reconciliations of EBITDA and Credit Agreement EBITDA to net income for the periods presented (in thousands):

	Q2 2021	Q1 2021	Q2 2020
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$464,058	$446,619	$515,693
Non-operating interest expense and other	100,388	101,506	118,935
Provision for income taxes	143,896	136,964	172,202
Loss on extinguishment of debt	24,400	24,400	3,156
Depreciation and amortization	128,401	118,587	103,259
Amortization of intangible assets	71,455	68,219	66,176
EBITDA	$932,598	$896,295	$979,421
Credit Agreement Adjustments:
Employee share-based compensation expense	$37,454	$34,358	$31,281
Advisor share-based compensation expense	2,252	2,256	2,495
M&A accretion	77,017	—	—
Other	45,144	21,843	13,700
Credit Agreement EBITDA (trailing twelve months)	$1,094,465	$954,752	$1,026,897
(29) Calculated based on the average advisor count from the current period and prior period.
(30) Calculated based on the end-of-period total advisory and brokerage assets divided by end-of-period advisor count.
(31) Represents amortization expense on forgivable loans for transition assistance to advisors and financial institutions.
(32) Refers to active and contracted subscriptions related to Professional Services (Admin, Marketing and CFO Solutions) and Business Optimizers (Assurance Plan, Remote Office and M&A Solutions).
(33) Represents advisory revenues as a percentage of Corporate Platform Advisory Assets for the trailing twelve month period. See FN 15.
(34) Represents Gross Profit, a non-GAAP financial measure, for the trailing twelve month period, divided by average month-end total advisory and brokerage assets for the trailing twelve month period. See FN 6.

(35) Represents operating expenses for the trailing twelve month period, excluding production-related expense, divided by average month-end total advisory and brokerage assets for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes Core G&A, a non-GAAP financial measure, as well as regulatory charges, promotional, employee share-based compensation, depreciation and amortization, and amortization of intangible assets. See FN 10.
(36) EBIT ROA is calculated as Gross Profit ROA less OPEX as a percentage of Advisory and Brokerage Assets. See FN 34 and FN 35.
(37) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, over the prior-quarter total advisory and brokerage assets.
(38) Recurring Gross Profit Rate refers to the percentage of the Company’s Gross Profit, a non-GAAP financial measure, that was recurring for the trailing twelve month period. Management tracks Recurring Gross Profit, a characterization of Gross Profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, client cash programs and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses on a pro-rata basis against specific revenue lines at its discretion.
(39) Capital expenditures represent cash payments for fixed assets during the period.
(40) Total Capital Allocated per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.
(41) EPS Prior to Amortization of Intangible Assets and Acquisition Costs is a non-GAAP financial measure. Please see a description of EPS Prior to Amortization of Intangible Assets and Acquisition Costs under “Non-GAAP Financial Measures” on page 14 of this release for additional information. Below is a reconciliation of EPS Prior to Amortization of Intangible Assets and Acquisition Costs to the Company’s GAAP EPS for the period presented (in thousands, except per share data):

EPS Reconciliation	Q2 2021	Q1 2021	Q2 2020
EPS	$1.46	$1.59	$1.27
Amortization of Intangible Assets	19,925	17,431	16,689
Acquisition Costs	23,782	2,429	—
Tax Benefit	(11,700)	(5,332)	(4,673)
Amortization of Intangible Assets and Acquisition Costs, Net of Tax Benefit	$32,006	14,527	$12,016
Diluted Share Count	81,728	81,622	80,127
EPS Impact	$0.39	$0.18	$0.15
EPS Prior to Amortization of Intangible Assets and Acquisition Costs	$1.85	$1.77	$1.42
(42) The Company incurred $0.2 million of promotional expenses as part of acquisitions during the second quarter of 2021 that are presented in the Acquisition Costs line item. See FN 12.